UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COLGATE-PALMOLIVE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	13-1815595
(State of incorporation or organization)	(IRS Employer Identification No.)

300 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which Each class is to be registered
3.250% Notes due 2035	New York Stock Exchange LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this Form relates: 333-275201 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 3.250% Senior Notes due 2035 of Colgate-Palmolive Company (the “Company”) to be registered hereunder is included on the cover page and under the section entitled “Description of the Notes” beginning on page S-9 of the prospectus supplement (the “Prospectus Supplement”), dated November 3, 2025, to the prospectus (the “Prospectus”), dated October 27, 2023, (relating to the Company’s Registration Statement on Form S-3 (No. 333-275201)) that was filed by the Company with the Securities and Exchange Commission on October 27, 2023 pursuant to Rule 424(b) under the Securities Act of 1933, and under the section entitled “Description of Debt Securities” beginning on page 5 of the Prospectus, which Prospectus and Prospectus Supplement shall be deemed to be incorporated herein by this reference.

Item 2. Exhibits.

4.1	Indenture, dated as of November 15, 1992, between Colgate-Palmolive Company and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Form S-3 Registration Statement and Post-Effective Amendment No. 1 filed on June 26, 1992, Registration No. 33-48840)

4.2	Form of 3.250% Senior Note due 2035 (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 10, 2025, File No. 1-644)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COLGATE-PALMOLIVE COMPANY

By:	/s/ Stanley J. Sutula III
Name:	Stanley J. Sutula III
Title:	Chief Financial Officer
Date:	November 10, 2025